Exhibit 31.4
Certification of Chief Financial Officer pursuant to
Section 302 of the Sarbanes-Oxley Act of 2002
I, Michael Costa, certify that:

1.I have reviewed this Amendment No. 1 to annual report on Form 10-K/A of Sabra Health Care REIT, Inc.;

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.[intentionally omitted]

5.[intentionally omitted]

Date: March 20, 2023

/S/ MICHAEL COSTA
Michael Costa
Chief Financial Officer, Secretary and Executive Vice President